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                                                                    EXHIBIT 99.1

PRESS RELEASE

SOURCE: EMCORE CORPORATION

EMCORE ACQUIRES TECSTAR'S APPLIED SOLAR DIVISION TO EXPAND PRODUCT BASE IN SATELLITE COMMUNICATIONS

COMBINATION OF EMCORE'S INDUSTRY-LEADING SOLAR CELL TECHNOLOGY AND TECSTAR'S PROVEN FLIGHT PROCESSES WILL SIGNIFICANTLY IMPROVE SATELLITE ECONOMICS

SOMERSET, N.J.--(BUSINESS WIRE)--March 14, 2002-- EMCORE Corporation (NASDAQ:
EMKR - news), a leading provider of semiconductor technologies for global communications, announced today that it has completed the acquisition of the Applied Solar Division business of Tecstar, Inc. ("Tecstar").

The acquisition will augment EMCORE's capability to penetrate the satellite communications sector and enable the Company to provide satellite manufacturers with proven integrated satellite power solutions that considerably improve satellite economics.

EMCORE will continue Tecstar's impressive flight heritage and solar component manufacturing expertise, which dates back to 1958 when the Vanguard satellite with Tecstar solar cells was launched. Tecstar's solar panel technology has flown on numerous successful satellite missions, including Lockheed Martin's Chinastar, Loral's Telstar satellite and Orbital Sciences' ORBCOMM Constellation. Tecstar's solar cells were used to accomplish the recent Hubble Space Telescope power upgrade. EMCORE's multi-junction solar cell technology will be used on approximately 10 satellite launches over the next 3 years. The Company is currently completing the process of qualifying its advanced solar cells with Tecstar's proven solar panel processes for LEO and GEO orbits.

The combination of Tecstar's demonstrated success with well known space programs and EMCORE's industry-leading solar cell technology will enable EMCORE to dramatically improve satellite economics. EMCORE currently manufactures the most efficient radiation hard solar cell in the world, with a beginning of life efficiency of 27.5%. Satellite success and corresponding revenues depend on power efficiency and the satellite's capacity to transmit data.

Earl Fuller, Vice President of EMCORE's PhotoVoltaic division stated, "EMCORE's added capability will have a significant impact on satellite performance. The synergy of EMCORE's industry-leading technology with Tecstar's proven flight processes will result in cost-effective solar components that surpass current technologies and offerings." Fuller also added, "The experience and industry knowledge of Tecstar's talented employees will be a tremendous contribution to the success of our satellite communications programs."

"EMCORE will now have the capability to provide satellite manufacturers the unique combination of world-renowned solar cell technology and well-established solar panel heritage. Satellite manufacturers and solar array integrators will be able to rely on a single supply source that meets all of their satellite power needs," added Reuben F. Richards, Jr., President and CEO of EMCORE.



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Under the terms of the acquisition, which was completed by the parties on March
13, 2002, EMCORE paid approximately $20 million for Tecstar's Applied Solar Division, with additional financing for forgiveness of a debtor-in-possession
(DIP) loan, making the total purchase consideration approximately $21 million. In calendar 2001, Tecstar had revenues of approximately $23 million.

EMCORE Corporation offers a versatile portfolio of compound semiconductor products for the rapidly expanding broadband and wireless communications and solid state lighting markets. The Company's integrated solutions philosophy embodies state of the art technology, material science expertise and a shared vision of our customer's goals and objectives to be leaders and pioneers in the rapidly growing world of compound semiconductors. EMCORE's solutions include: optical components for high speed data and telecommunications; solar cells for global satellite communications; electronic materials for high bandwidth communications systems, such as Internet access and wireless telephones; MOCVD tools for the growth of GaAs, AlGaAs, InP, InGaP, InGaAlP, InGaAsP, GaN, InGaN, AlGaN, and SiC epitaxial materials used in numerous applications, including data and telecommunications modules, cellular telephones, solar cells and high brightness LEDs. For further information about EMCORE, visit http://www.emcore.com.

The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to future events that involve risks and uncertainties. Words such as "expects," "anticipates," "intends," "plans," believes," and "estimates," and variations of these words and similar expressions, identify these forward-looking statements. Actual operating results may differ materially from such forward-looking statements and are subject to certain risks, including risks arising from: difficulties encountered in integrating Tecstar's operations, the benefits expected to be received by the Company and its customers from the acquisition, cancellations, rescheduling or delays in product shipments; manufacturing capacity constraints; lengthy sales and qualification cycles; difficulties in the production process; changes in semiconductor industry growth, increased competition, delays in developing and commercializing new products, and other factors described in EMCORE's filings with the Securities and Exchange Commission. The forward-looking statements contained in this news release are made as of the date hereof and EMCORE does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

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CONTACT:

     Corporate:
     EMCORE Corporation
     Michele Boudway, Somerset
     Tel: +1 732-271-9090
     Fax: +1 732-271-9686
     E-mail: info@emcore.com
        or
     Press:
     Richartz Fliss Clark & Pope, Denville
     Glen Turvey
     Tel: +1 973-627-8180
     Fax: +1 973-627-8410
     Email: turvey@rfcp.com



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